SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     December 4, 2001

ZILA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5227 North 7th Street Phoenix, Arizona		85014

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code      (602) 266-6700

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         The purpose of this report is to provide pro forma financial information of the Company in connection with the sale of substantially all of the assets and certain liabilities at its Zila Dental Supply reporting segment, as previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2001.

(a)	Financial Statements

None

(b)	Pro Forma Financial Information

         As previously reported in its Quarterly Report on Form 10-Q for the period ended October 31, 2001, the Company completed the sale of substantially all of the assets and certain liabilities of its Zila Dental Supply reporting segment (“ZDS”). Total gross proceeds from the sales are estimated to be approximately $13.8 million in a combination of cash and notes. The gross proceeds are subject to certain post-closing adjustments. ZDS’s full-service assets were sold on November 5, 2001 to Henry Schein, Inc. of Melville, NY (Nasdaq: HSIC) for approximately $5.8 million in cash, and the ZDS mail order operations (assets and liabilities) were sold on December 4, 2001 to PracticeWares, Inc. of Sacramento, CA for approximately $8.0 million in one short and two long-term notes. Approximately $5.7 million of the $8.0 million purchase price (net of post closing adjustments) was due and payable January 11, 2002. The company extended the maturity date of the short-term note to February 15, 2002 upon PracticeWares' payment of the accrued interest on the note. The notes are secured by the assets of the ZDS mail order operations. Copies of the purchase agreements were filed with the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2001.

         The following unaudited Pro Forma Statement of Operations of Zila, Inc. for the three months ended October 31, 2001 and for the year ended July 31, 2001 and the Pro Forma Consolidated Balance Sheet as of October 31, 2001, have been prepared to reflect the historical results of continuing operations as adjusted for the reclassification of the Zila Dental Supply business as a discontinued operation. The historical results of operations of the Zila Dental Supply business up to the respective dates of the dispositions of its component parts and the estimated gain on the sales of the assets and certain liabilities will be reported as a discontinued operation in the Company’s future financial statements.

         The Pro Forma Consolidated Balance Sheet has been prepared as if the sales occurred on October 31, 2001, and the Pro Forma Statements of Operations have been prepared as if the sales occurred on the first day of the respective periods presented. The Pro Forma financial information is not audited and is not necessarily indicative of the results that would have occurred if the transactions had been consummated on October 31, 2001, or at the beginning of the respective period presented. The Company has used the proceeds to repay debt. The Pro Forma financial statements do not reflect the reductions of debt and interest expense.

Zila, Inc.
Unaudited Pro Forma Statement of Operations
Three months ended October 31, 2001
(in thousands except per share data)

		Reclassify to
		Discontinued
	Historical	Operations (a)	Pro Forma

Net revenues	$19,704	$10,713	$8,991

Cost of products sold	11,161	8,049	3,112

Selling, general and administrative	7,905	2,629	5,276

Research and development	568		568

Depreciation and amortization	889	55	834

Loss from operations	(819)	(20)	(799)

Other (expense) income	(172)	13	(185)

Net loss from continuing operations	$(991)	$(7)	$(984)

Net (loss) per share- basic and diluted	$(0.02)	$(0.00)	$(0.02)

Basic and diluted shares outstanding	43,459	43,459	43,459

Zila, Inc.
Unaudited Pro Forma Statement of Operations
Year ended July 31, 2001
(in thousands except per share data)

		Reclassify to
		Discontinued
	Historical	Operations (a)	Pro Forma

Net revenues	$73,725	$41,630	$32,095

Cost of products sold	41,425	31,282	10,143

Selling, general and administrative	31,864	10,250	21,614

Research and development	3,037		3,037

Depreciation and amortization	3,525	268	3,257

Loss from operations	(6,126)	(170)	(5,956)

Other (expense) income	(523)	41	(564)

Income tax benefit	335		335

Net loss from continuing operations	$(6,314)	$(129)	$(6,185)

Net (loss) per share- basic and diluted	$(0.15)	$(0.00)	$(0.14)

Basic and diluted shares outstanding	43,413	43,413	43,413

(a)	Represents balances of Zila Dental Supply for the quarter ended October 31, 2001 and for the year ended July 31, 2001. These amounts are removed to reflect the sale of assets and the corresponding revenue and expenses thereby reducing the consolidated balances for pro forma purposes.

Zila, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
October 31, 2001
(Dollars in thousands)

		Reclassify to
		Discontinued	Pro Forma
	Historical	Operations (a)	Adjustments (b)	Pro Forma

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$1,308		$5,751	$7,059

Trade receivables — net	9,521	(3,230)		6,291

Inventories — net	15,971	(5,995)		9,976

Prepaid expenses and other current assets	2,906	(147)	6,194	8,953

Total current assets	29,706	(9,372)	11,945	32,279

PROPERTY AND EQUIPMENT — net	9,683	(348)		9,335

PURCHASED TECHNOLOGY RIGHTS — net	5,056			5,056

GOODWILL — net	12,794	(504)		12,290

TRADEMARKS AND OTHER INTANGIBLE ASSETS — net	12,725			12,725

OTHER ASSETS	3,901	(19)	73	3,955

TOTAL	$73,865	$(10,243)	$12,018	$75,640

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$5,304	$(1,861)		$3,443

Accrued liabilities	3,328	(819)	1,472	3,981

Short-term borrowings	5,079			5,079

Current portion of long-term debt	470			470

Total current liabilities	14,181	(2,680)	1,472	12,973

LONG-TERM DEBT — net of current portion	4,018	(55)		3,963

Total liabilities	18,199	(2,735)	1,472	16,936

SHAREHOLDERS’ EQUITY:

Preferred stock — Series B, $.001 par value - authorized 2,500,000 shares, issued 100,000 shares	462			462

Common stock, $.001 par value — authorized 65,000,000 shares, issued 43,653,727 shares	44			44

Capital in excess of par value	79,930			79,930

Accumulated other comprehensive income	117			117

Accumulated deficit	(24,352)	(7,508)	10,546	(21,314)

Common stock in treasury, at cost, 195,000 shares	(535)			(535)

Total shareholders’ equity	55,666	(7,508)	10,546	58,704

TOTAL	$73,865	$(10,243)	$12,018	$75,640

(a)	The Company sold the receivables, inventories, fixed assets, goodwill, a portion of the prepaid expenses, accounts payable and accrued expenses of the Zila Dental Supply business. This pro forma entry is to reclassify the sold assets and liabilities of the Zila Dental Supply segment as discontinued operations and to eliminate the operating accounts of such business from continuing operations.

(b)	To record the sale of the Zila Dental Supply business for $5.8 million in cash and $8.3 million in notes receivable (net of $250,000 discount). To accrue for approximately $1.5 million of estimated exit and transaction costs and approximately $2.0 million of estimated income taxes.

(c)          Exhibits

Exhibit Number	Description
99.1	Asset Purchase Agreement, dated as of November 1, 2001, by and between Ryker Dental of Kentucky, Inc. and Henry Schein, Inc. *

99.2	Amended and Restated Asset Purchase Agreement dated as of December 4, 2001 by and among Zila, Inc., Ryker Dental of Kentucky, Inc. and PracticeWares, Inc. *

*	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, for the period ended October 31, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC., a Delaware corporation

By:/s/ Joseph Hines

Date: February 4, 2002	Joseph Hines

President, Chairman of the Board

(Principal Executive Officer)